Exhibit 99.1

News Release

For Immediate Release

November 8, 2018

Disciplined Execution Drives Approach Resources Third Quarter 2018 Results

Fort Worth, Texas, November 8, 2018 – Approach Resources Inc. (NASDAQ: AREX) today reported third quarter 2018 financial and operational results.

Financial and operational highlights for third quarter 2018

•	Drilled six wells and completed two horizontal Wolfcamp wells
•	Production of 1,043 MBoe or 11.3 MBoe/day
•	Revenues of $32.6 million, a 27% increase over prior year quarter
•	Generated $4.5 million of operating income
•	Net loss was $4.3 million or $0.05 per diluted share, and adjusted net loss (non-GAAP) was $4.2 million or $0.04 per diluted share
•	Generated $16.5 million of EBITDAX (non-GAAP), a 19% increase over prior year quarter
•	Improved unhedged cash margin per Boe (non-GAAP) to $18.88 per Boe, 40% over the prior year quarter

Adjusted net loss, EBITDAX and unhedged cash margin are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss, EBITDAX to net loss and unhedged cash margin.

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented, “I am pleased with our execution during the first nine months of the year relative to commodity prices and basin dynamics. This quarter we delivered revenue, earnings and EBITDAX growth.  The strengthened price in oil and NGLs and expiration of legacy hedges, combined with a disciplined focus on controlling costs, drove $4.5 million of operating income.  We drilled six horizontal wells, fulfilling our 2018 drilling program ahead of schedule. In addition, we completed two wells in the second half of the quarter and maintained our industry leading drilling and completion cost average of $4.6 million per well.

“Despite improved oil and NGL prices, the extreme WAHA natural gas price discount in the Permian Basin has persisted.  In light of this, we elected to defer several third quarter completions and reschedule planned fourth quarter completions.  We understand that the market often demands production growth under any circumstances, but we believe growth for the sake of growth is shortsighted.  We have a healthy inventory of drilled but uncompleted wells, positioning us to accelerate activity in 2019, when we expect the basin gas differentials to improve.  In the meantime, we will stay focused on delivering a strengthened balance sheet and on disciplined and profitable execution.”

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Third Quarter 2018 Results

Production for third quarter 2018 totaled 1,043 Mboe, or 11.3 MBoe/d, made up of 26% oil, 36% NGLs and 38% natural gas.  Average realized commodity prices for third quarter 2018, before the effect of commodity derivatives, were $67.28 per Bbl of oil, $28.38 per Bbl of NGLs and $1.59 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $28.17 per Boe for third quarter 2018.

Net loss for third quarter 2018 was $4.3 million, or $0.05 per diluted share, on revenues of $32.6 million.  Excluding the decrease in the fair value of our commodity derivatives of $0.1 million, adjusted net loss (non-GAAP) for third quarter 2018 was $4.2 million, or $0.04 per diluted share.  EBITDAX (non-GAAP) for third quarter 2018 was $16.5 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expense ("LOE") averaged $5.57 per Boe.  LOE in the third quarter included strategic spending on certain workovers and maintenance and we expect LOE to decrease in the fourth quarter.  Production and ad valorem taxes averaged $2.03 per Boe, or 6.5% of oil, NGL and gas sales.  Total general and administrative (“G&A”) costs averaged $5.35 per Boe, including cash G&A costs of $4.73 per Boe.  Depletion, depreciation and amortization expense averaged $13.90 per Boe.  Interest expense totaled $6.5 million.

Operations Update

In the third quarter we drilled six horizontal Wolfcamp wells: four in the A bench, one in the B bench and one in the C bench.  During the second half of the third quarter we completed two horizontal Wolfcamp wells, both in Project Pangea. Of the completed wells, one well was in the B bench and one well was in the C bench.  At September 30, 2018, we had seven horizontal wells waiting on completion.

As noted above, in light of the extreme WAHA gas discount in the basin, we deferred third quarter completions and rescheduled fourth quarter completions to preserve capital until basin gas differentials show signs of improvement.  We now expect full year capital expenses to be $47 million, or 21% below the mid-point of prior guidance, and full year production to be approximately 4,100 MBoe, or 6% below the mid-point of prior guidance.

Capital expenditures incurred during third quarter 2018 totaled $19.3 million, consisting of $17 million for drilling and completion activities, $2.2 million for infrastructure projects and equipment and $0.1 million for lease acquisitions and extensions.  For the nine months ended September 30, 2018, our capital expenditures totaled $46.5 million, consisting of $40.6 million for drilling and completion activities, $5.5 million for infrastructure projects and equipment and $0.4 million for lease acquisitions.

Liquidity Update

At September 30, 2018, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million, and liquidity of $29.2 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

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Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
October 2018 – December 2018	Swap	300 Bbls/day	$50.00/Bbl
October 2018 – December 2019	Collar	500 Bbls/day	$65.00/Bbl - $71.00/Bbl

CMA Roll
October 2018 – December 2018	Swap	2,000 Bbls/day	$0.66/Bbl

Natural Gas
October 2018 – December 2018	Swap	200,000 MMBtu/month	$3.085/MMBtu
October 2018 – December 2018	Swap	250,000 MMBtu/month	$3.084/MMBtu

NGLs (C2 - Ethane)
October 2018 – December 2018	Swap	1,000 Bbls/day	$11.424/Bbl
October 2018 – December 2018	Swap	400 Bbls/day	$14.70/Bbl
January 2019 – March 2019	Swap	900 Bbls/day	$14.123/Bbl
NGLs (C3 - Propane)
October 2018 – December 2018	Swap	600 Bbls/day	$32.991/Bbl
October 2018 – December 2018	Swap	400 Bbls/day	$40.74/Bbl
October 2018 – June 2019	Swap	75 Bbls/day	$42.00/Bbl
January 2019 – March 2019	Swap	600 Bbls/day	$35.165/Bbl
NGLs (IC4 - Isobutane)
October 2018 – December 2018	Swap	50 Bbls/day	$38.262/Bbl
NGLs (NC4 - Butane)
October 2018 – December 2018	Swap	200 Bbls/day	$38.22/Bbl
January 2019 – March 2019	Swap	200 Bbls/day	$38.63/Bbl
NGLs (C5 - Pentane)
October 2018 – December 2018	Swap	200 Bbls/day	$56.364/Bbl
January 2019 – December 2019	Swap	100 Bbls/day	$65.10/Bbl
January 2019 – December 2019	Swap	100 Bbls/day	$65.31/Bbl

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Conference Call Information and Summary Presentation

The Company will host a conference call on November 9, 2018, at 10:00 AM CT (11:00 AM ET) to discuss third quarter 2018 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID	3063487
Participant Toll-Free Dial-In Number:	(844) 884-9950
Participant International Dial-In Number:	(661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free:	(855) 859-2056
Replay International:	(404) 537-3406
Conference ID:	3063487

In addition, a third quarter 2018 summary presentation, including updated guidance, will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s

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Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues (in thousands):
Oil	$18,075	$12,464	$52,524	$38,666
NGLs	10,690	7,093	26,874	19,172
Gas	3,797	6,051	12,262	19,094
Total oil, NGLs and gas sales	32,562	25,608	91,660	76,932

Net cash (payment) receipt on derivative settlements	(3,172)	(523)	(6,685)	(1,481)
Total oil, NGLs and gas sales including derivative impact	$29,390	$25,085	$84,975	$75,451

Production:
Oil (MBbls)	269	278	819	837
NGLs (MBbls)	377	374	1,105	1,109
Gas (MMcf)	2,388	2,455	7,168	7,331
Total (MBoe)	1,043	1,061	3,119	3,168
Total (MBoe/d)	11.3	11.5	11.4	11.6

Average prices:
Oil (per Bbl)	$67.28	$44.91	$64.13	$46.19
NGLs (per Bbl)	28.38	18.96	24.31	17.28
Gas (per Mcf)	1.59	2.46	1.71	2.60
Total (per Boe)	31.21	24.14	29.39	24.28

Net cash (payment) receipt on derivative settlements (per Boe)	(3.04)	(0.49)	(2.14)	(0.47)
Total including derivative impact (per Boe)	$28.17	$23.65	$27.25	$23.81

Costs and expenses (per Boe):
Lease operating	$5.57	$4.16	$5.17	$4.05
Production and ad valorem taxes	2.03	1.71	2.30	2.03
Exploration	—	0.09	—	1.03
General and administrative (1)	5.35	6.00	5.84	5.95
Depletion, depreciation and amortization	13.90	15.88	15.08	17.15

(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$4.73	$4.75	$5.16	$4.84
General and administrative - noncash component (share-based compensation)	0.62	1.25	0.68	$1.11

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES:
Oil, NGLs and gas sales	$32,562	$25,608	$91,660	$76,932

EXPENSES:
Lease operating	5,816	4,418	16,116	12,826
Production and ad valorem taxes	2,120	1,816	7,189	6,425
Exploration	6	100	9	3,251
General and administrative (1)	5,576	6,366	18,229	18,842
Depletion, depreciation and amortization	14,500	16,843	47,029	54,348
Total expenses	28,018	29,543	88,572	95,692

OPERATING INCOME (LOSS)	4,544	(3,935)	3,088	(18,760)

OTHER:
Interest expense, net	(6,452)	(5,304)	(18,522)	(15,683)
Gain on debt extinguishment	—	—	—	5,053
Commodity derivative (loss) gain	(3,256)	(3,560)	(10,068)	1,115
Other (expense) income	(18)	29	(30)	32

LOSS BEFORE INCOME TAX (BENEFIT) PROVISION	(5,182)	(12,770)	(25,532)	(28,243)
INCOME TAX (BENEFIT) PROVISION	(921)	(4,258)	(4,753)	129,933

NET LOSS	$(4,261)	$(8,512)	$(20,779)	$(158,176)

LOSS PER SHARE:
Basic	$(0.05)	$(0.10)	$(0.22)	$(1.95)
Diluted	$(0.05)	$(0.10)	$(0.22)	$(1.95)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	94,486,395	86,501,242	94,527,831	81,142,672
Diluted	94,486,395	86,501,242	94,527,831	81,142,672
(1) Includes non-cash share-based compensation expense as follows:	640	1,330	2,124	3,518

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Unaudited Consolidated Balance Sheet Data (in thousands)	September 30, 2018	December 31, 2017
Cash and cash equivalents	$22	$21
Other current assets	14,474	16,679
Property and equipment, net, successful efforts method	1,082,845	1,082,876
Total assets	$1,097,341	$1,099,576

Current liabilities	$41,252	$25,067
Long-term debt (1)	378,732	373,460
Deferred income taxes	77,361	82,102
Other long-term liabilities	12,201	11,531
Stockholders' equity	587,795	607,416
Total liabilities and stockholders' equity	$1,097,341	$1,099,576

(1) Long-term debt at September 30, 2018, is comprised of $85.2 million in 7% senior notes due 2021 and $295.5 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.8 million and $1.2 million, respectively. Long-term debt at December 31, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $291 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.1 million and $1.7 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) non-cash fair value loss (gain) on derivatives, (2) gain on debt extinguishment, (3) write-off of deferred tax assets, (4) tax effect and other discrete tax items. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per-share amounts).

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Loss	$(4,261)	$(8,512)	$(20,779)	$(158,176)
Adjustments for certain items:
Non-cash fair value loss (gain) on derivatives	84	3,037	3,383	(2,596)
Gain on debt extinguishment	—	—	—	(5,053)
Write-off of deferred tax assets	—	—	—	139,090
Tax effect and other discrete tax items (1)	(17)	(1,055)	(640)	2,997
Adjusted net loss	$(4,194)	$(6,530)	$(18,036)	$(23,738)
Adjusted net loss per diluted share	$(0.04)	$(0.08)	$(0.19)	$(0.29)

(1) The estimated income tax impacts on adjustments to net loss are computed based upon a statutory rate of 21% and 35%, for the three and nine months ended September 30, 2018, and three and nine months ended September 30, 2017, respectively. Additionally, this includes the tax impact of a tax shortfall related to share-based compensation of $8,000, $0.3 million, and $70,000, for the three months ended September 30, 2017, nine months ended September 30, 2017, and nine months ended September 30, 2018, respectively.

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) non-cash fair value loss (gain) on derivatives, (5) gain on debt extinguishment, (6) interest expense, net, and (7) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and nine months ended September 30, 2018 and 2017 (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Loss	$(4,261)	$(8,512)	$(20,779)	$(158,176)
Exploration	6	100	9	3,251
Depletion, depreciation and amortization	14,500	16,843	47,029	54,348
Share-based compensation	640	1,330	2,124	3,518
Non-cash fair value loss (gain) on derivatives	84	3,037	3,383	(2,596)
Gain on debt extinguishment	—	—	—	(5,053)
Interest expense, net	6,452	5,304	18,522	15,683
Income tax (benefit) provision	(921)	(4,258)	(4,753)	129,933
EBITDAX	$16,500	$13,844	$45,535	$40,908

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Unhedged Cash Margin and Cash Operating Expenses

We define unhedged cash margin as revenue, less cash operating expenses. We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Unhedged cash margin and cash operating expenses are not measures of operating income or cash flows as determined by GAAP.  The amounts included in the calculations of unhedged cash margin and cash operating expenses were computed in accordance with GAAP.  Unhedged cash margin and cash operating expenses are presented herein and reconciled to the GAAP measures of revenue and operating expenses.  We use unhedged cash margin and cash operating expenses as an indicator of the Company’s profitability and ability to manage its operating income and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of unhedged cash margin and cash operating expenses to revenues and operating expenses for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per-Boe amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$32,562	$25,608	$91,660	$76,932
Production (Mboe)	1,043	1,061	3,119	3,168
Average realize price per Boe	$31.21	$24.14	$29.39	$24.28

Operating expenses	$28,018	$29,543	$88,572	$95,692
Exploration	(6)	(100)	(9)	(3,251)
Depletion, depreciation and amortization	(14,500)	(16,843)	(47,029)	(54,348)
Share-based compensation	(640)	(1,330)	(2,124)	(3,518)
Cash operating expenses	$12,872	$11,270	$39,410	$34,575
Cash operating expenses per Boe	$12.33	$10.62	$12.63	$10.92

Unhedged cash margin	$19,690	$14,338	$52,250	$42,357
Unhedged cash margin per Boe	$18.88	$13.52	$16.76	$13.36

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents.  We use liquidity as an indicator of the Company’s ability to fund development and exploration activities.  However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements and may further be subject to covenants in a company’s loan agreements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

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The table below summarizes our liquidity at September 30, 2018 (in thousands).

Liquidity at September 30,
2018
Borrowing base	$325,000
Cash and cash equivalents	22
Long-term debt – Credit Facility	(295,500)
Undrawn letters of credit	(325)
Liquidity	$29,197

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